                           SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.__)


Check the appropriate box:
[X]  Preliminary Information Statement     [_]  CONFIDENTIAL, FOR USE OF THE
[_]  Definitive Information Statement           COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14C-5(D)(2))


                             AMERIGON INCORPORATED
                           -------------------------

                (Name of Registrant As Specified In Its Charter)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________
     (2) Form, Schedule or Registration Statement No.:__________________________
     (3) Filing Party:__________________________________________________________
     (4) Date Filed:____________________________________________________________


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                              Amerigon Incorporated
                              5462 Irwindale Avenue
                               Irwindale, CA 91706

                              --------------------

                  Information Statement Pursuant to Section 14C
                     of the Securities Exchange Act of 1934

                              --------------------

     This Information Statement is provided by the Board of Directors of Amerigon Incorporated, a California corporation (the "Company" or "Amerigon"), to all holders of capital stock of the Company in connection with the shareholder approval obtained by written consent authorizing an amendment to the Company's Articles of Incorporation to effect an increase in the authorized number of shares of the Company's common stock, no par value (the "Common Stock"), to 30,000,000 (the "Amendment").

     The Board of Directors and persons owning the majority of the outstanding capital stock of Amerigon have adopted, ratified and approved a resolution to effect the Amendment. In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the shareholders' consent will become effective approximately 21 days following the distribution of this Information Statement to the Company's shareholders. It is expected that the Amendment to the Articles of Incorporation will become effective on or about January 11, 2002.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                    -----------------------------------------
                      ARE REQUESTED NOT TO SEND US A PROXY
                      ------------------------------------

     The Company's principal executive office address is 5462 Irwindale Avenue, Irwindale, California 91706. This Information Statement will be mailed to the Company's shareholders on or about December 20, 2002.

                                  INTRODUCTION
                                  ------------
                                     GENERAL
                                     -------


     On November 30, 2001, the Board of Directors approved, subject to shareholder approval, an Amendment to the Company's Articles of Incorporation to effectuate an increase in the authorized Common Stock from 20,000,000 shares with no par value to 30,000,000 shares with no par value. On December 7, 2001, the proposal was approved by the written consent of a majority of the Company's shareholders entitled to vote thereon. A copy of the proposed amendment to the Articles of Incorporation is attached to this Information Statement as Appendix
A. The Company's Board of Directors has established a record date of November 30, 2001 for shareholder approval. As of that record date, the Company had outstanding 4,717,260 shares of Common Stock held by approximately 225 shareholders of record, and 5,673,134 shares of Common Stock issuable upon conversion of the Company's Series A Preferred Stock, held by two shareholders of record. The holders of 5,673,134 shares of the issued and outstanding Common Stock, upon conversion of the Series A Preferred Stock, representing approximately 56.2% of the votes entitled to be cast with regard to the Amendment, approved the Amendment by written consent.

     There will not be a meeting of shareholders and none is required under the California Corporations Code ("CCC") because this action has been approved by the written consent of the holders of a majority of the outstanding shares of our Common Stock. Under Section 603 of the CCC, we are required to provide prompt notice of the taking of corporate action without a meeting to our shareholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice.

                AMENDMENT TO INCREASE NUMBER OF AUTHORIZED SHARES
                -------------------------------------------------

     The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized shares of Common Stock in an amount adequate to provide for the Company's future needs. This will be achieved by increasing the number of authorized shares of Common Stock from 20,000,000 to 30,000,000. Currently, the Company is engaging in a subscription rights offering in order to raise additional capital and carry out the Company's business objectives. Pursuant to the subscription rights offering, each holder of Common Stock equivalents will receive 0.426 rights for each Common Stock equivalent (the "Rights Offering"). However, the existing Articles of Incorporation of the Company do not authorize a sufficient number of shares of Common Stock to close the Rights Offering and have a sufficient reserve of shares of Common Stock issuable upon conversion of Series A Preferred Stock. The holders of Series A Preferred Stock have consented to the closing and agreed to waive their right to convert their shares of Series A Preferred Stock into Common Stock and the requirement that there be a sufficient reserve of Common Stock to enable a conversion of Series A Preferred Stock. The Amendment will enable the Company to have a sufficient number of authorized shares of Common Stock to satisfy the conversion rights of the holders of Series A Preferred Stock.

     The Rights Offering will be considered a dilutive issuance of Common Stock, and therefore will trigger an adjustment in the conversion price of certain outstanding warrants, the Class A Warrants and the Series A Preferred Stock (in accordance with that series' Certificate of Determination).

     In addition to the Rights Offering, the Company may from time-to-time consider acquisitions or other transactions which may require further issuance of shares of Common

         Stock. Currently, there are no definitive agreements at this time respecting any merger or consolidation with or acquisition of another business, or the sale or liquidation of the Company or its business. However, management believes that the increase in the number of authorized shares of Common Stock is in the best interest of the Company and its shareholders because additional shares of Common Stock will provide the Company with the ability to raise additional capital through the Rights Offering.


         Because of the Board of Directors' discretion in connection with an issuance of additional shares of Common Stock, the Board may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of Common Stock. This could have the effect of insulating existing management from removal, even if it is in the best interest of the common shareholders. Management of the Company is not aware of any existing of threatened efforts to obtain control of the Company.

                           VOTE REQUIRED FOR APPROVAL
                           --------------------------

         Section 902 of the CCC provides the procedures and requirements to effect an amendment to the Articles of Incorporation of a California corporation after shares have been issued. Pursuant to Sections 902 and 903 of the CCC, a proposed amendment to increase the aggregate number of authorized shares must be adopted by the Board of Directors and submitted to shareholders at a special or annual meeting and approved by a majority of the outstanding voting securities of the class of shares proposed to be increased.

         Section 603 of the CCC provides that any action required to be taken at a special or annual meeting of the shareholders of a California corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by holders of outstanding shares having not less than the minimum number of votes necessary to authorize any such action at a meeting at which all shares entitled to vote were present and voted.

         The Board of Directors of Amerigon and persons owning and having voting power in excess of 50% of the outstanding voting securities of Amerigon have adopted, ratified and approved the change in the authorized shares of Amerigon. No further votes are required or necessary to effect the proposed amendment.

         The securities that would have been entitled to vote if a meeting were required to be held to amend the Company's Articles of Incorporation consist of 4,717,260 shares of Common Stock and 5,373,134 shares of the Company's preferred stock outstanding on November 30, 2001, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to Amerigon's Articles of Incorporation.

+

                          ABSENCE OF DISSENTERS' RIGHTS
                          -----------------------------

         No dissenters' or appraisal rights are available to our shareholders under the CCC in connection with the Amendment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------


         The table below sets forth certain information regarding the beneficial ownership of the Common Stock and Series A preferred stock as of the record date by (1) each person who is known by Amerigon to own beneficially more than 5% of the outstanding shares of Common Stock; (2) each director and/or nominee for director; (3) each of the executive officers of the Company listed in the Executive Compensation Table in the Company's Proxy Statement dated May 2, 2001; and (4) all executive officers and directors of Amerigon as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the record date. Except as otherwise noted, each person has sole voting power and investment power with respect to all shares of capital stock listed as owned by such person.

===================================================================================================================
                                            Common Stock:                      Series A Preferred:
                                         Amount Beneficially                   Amount Beneficially
         Name and Address of             Owned and Nature of     Percent of    Owned and Nature of     Percent of
         Beneficial Owner (1)            Beneficial Ownership      Class       Beneficial Ownership      Class
===================================================================================================================
Oscar B. Marx, III (2)                        3,854,821            45.9%                0                  *
-------------------------------------------------------------------------------------------------------------------
Paul Oster (2)                                3,836,821            45.7%                0                  *
-------------------------------------------------------------------------------------------------------------------
Big Beaver (3)                                3,834,821            45.6%            4,500 (11)           50% (12)
-------------------------------------------------------------------------------------------------------------------
Westar Capital (4)                            3,683,899            44.6%            4,500 (11)           50% (12)
-------------------------------------------------------------------------------------------------------------------
Lon E. Bell, Ph.D. (5)                          246,986             4.4%                0                  *
-------------------------------------------------------------------------------------------------------------------
Richard A. Weisbart (6)                         196,740             3.5%                0                  *
-------------------------------------------------------------------------------------------------------------------
Daniel R. Coker (7)                             116,814             2.1%                0                  *
-------------------------------------------------------------------------------------------------------------------
James L. Mertes (8)                              76,085             1.4%                0                  *
-------------------------------------------------------------------------------------------------------------------
John W. Clark (9)                                14,400               *                 0                  *
-------------------------------------------------------------------------------------------------------------------
James J. Paulsen (10)                            12,500               *                 0                  *
-------------------------------------------------------------------------------------------------------------------
All executive officers and directors          4,346,379            50.6%                0                  *
   as a group (7 persons) (13)
===================================================================================================================

* Holdings represent less than 1% of all shares outstanding.

NOTES TO STOCK OWNERSHIP TABLE:
(1) For all shareholders listed, the address is c/o Amerigon Incorporated, 5462 Irwindale Avenue, Irwindale, California 91706.
(2) Includes 4,500 shares of Series A preferred stock owned by Big Beaver, convertible on the record date into 2,686,567 shares of common stock, and four contingent warrants and two bridge loan warrants for an aggregate of 998,254 shares of common stock, exerciseable upon the exercise of certain warrants granted to other persons. Messrs. Marx and Oster are partners in W III H Partners, L.P., the majority owner of Big Beaver, and share voting power and investment power with respect to the stock and the contingent warrants.
(3) Includes 4,500 shares of Series A preferred stock convertible on the record date into 2,686,567 shares of common stock, and four contingent warrants and two bridge loan warrants for an aggregate of 998,254 shares of common stock, exerciseable upon the exercise of certain warrants granted to other persons.
(4) Includes 4,500 shares of Series A preferred stock convertible on the record date into 2,686,567 shares of common stock, and four contingent warrants and one bridge loan warrant for an aggregate of 847,332 shares of common stock, exerciseable upon the exercise of certain warrants granted to other persons.
(5) Includes an aggregate of 15,000 escrowed shares, for which Dr. Bell has transferred to three trusts created for the benefit of his children. Dr. Bell and his wife are co-trustees of these trusts and share voting power and investment power with respect to these shares. Also includes 79,250 shares issuable upon exercise of options.
(6) Includes 170,222 shares issuable upon exercise of options. Mr. Weisbart resigned as President, Chief Executive Officer and a director of the Company on October 25, 2001.
(7)  Includes 101,723 shares issuable upon exercise of options.

(8)  Includes 62,721 shares issuable upon exercise of options.
(9)  Includes 12,000 shares issuable upon exercise of options.
(10) Includes 11,500 shares issuable upon exercise of options.
(11) On the record date, the 4,500 shares of Series A preferred stock for each of Big Beaver and Westar Capital was convertible into 2,686,567 shares of common stock for a total of 5,373,134 common shares.
(12) On the record date, the 9,000 outstanding shares of Series A preferred stock represented approximately 56.2% of Amerigon's common equity.
(13) Includes 4,500 shares of Series A preferred stock convertible on the record date into 2,686,567 shares of common stock, four contingent warrants and two bridge loan warrants for an aggregate of 998,254 shares of common stock exerciseable upon the exercise of certain other warrants granted to other persons, and an aggregate of 287,694 shares issuable upon exercise of options. Excludes 196,740 shares of Common Stock beneficially owned by Mr. Weisbart.

                             ADDITIONAL INFORMATION
                             ----------------------

         Additional information concerning Amerigon, including its annual report on Form 10-K for the fiscal year ended December 31, 2000, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.
             -----------

         Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

                                                  AMERIGON INCORPORATED

                                                  /s/ Sandra L. Grouf
                                                  ------------------------------
                                                  Sandra L. Grouf
                                                  Chief Financial Officer


Irwindale, California
December 17, 2001

Appendix A

                            CERTIFICATE OF AMENDMENT
                            ------------------------
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              AMERIGON INCORPORATED

          Oscar B. Marx, III and Sandra L. Grouf certify that:

     1. They are the duly elected and acting Chief Executive Officer, and Chief Financial Officer and Secretary, respectively, of Amerigon Incorporated, a California corporation (the "Corporation").

     2. Paragraph (1) of Article III of the Corporation's Amended and Restated Articles of Incorporation is amended to read as follows:

          "The total number of shares which the Corporation is authorized to issue is 35,000,000, of which 30,000,000 shall be Common Stock, without par value, and 5,000,000 shall be Preferred Stock, without par value."

     3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

     4. The Corporation has only shares of Common Stock and Series A Preferred Stock outstanding. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of the Corporation is 4,717,260 shares of Common Stock and 5,373,134 shares of Series A Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, and the percentage vote required was more than 50% of the outstanding shares.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

          Executed at Irwindale, California, on [________ ___, 200_.]

                                                ________________________________
                                                Oscar B. Marx, III


                                                ________________________________
                                                Sandra L. Grouf